UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009 (October 14, 2009)

KAR Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-148847	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

KAR Holdings, Inc. (the “Company”) intends to use the net proceeds from its previously announced proposed initial public offering of common stock (the “Offering”), together with up to approximately $200 million of cash on hand, (i) to repay a minimum of $250 million of outstanding borrowings under its senior secured term loan, (ii) to repay and/or repurchase additional amounts under one or more of its senior fixed rate, senior floating rate and senior subordinated fixed rate unsecured notes, and (iii) to pay up to $10.5 million of termination fees to its equity sponsors in connection with the termination of the Company’s financial advisory agreements with each of them (collectively, the “Management Agreements”).

In connection with the Offering, the Company will seek an amendment to its Credit Agreement (the “Credit Agreement”), dated as of April 20, 2007, to, among other things, (i) allow KAR Holdings II, LLC to own less than 100% of the outstanding capital stock of the Company, (ii) permit the Company to use proceeds from the Offering and cash on hand to repay, redeem, repurchase or defease, or segregate funds with respect to, its unsecured notes, and (iii) permit the Company to pay accelerated management fees to its equity sponsors in connection with the termination of the Management Agreements.

In addition, the Company expects to increase the proposed maximum size of the Offering to $500 million.

The Company also expects its Consolidated Leverage Ratio (as defined in the Credit Agreement) and Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) for the year ended December 31, 2009 to be at or below approximately 4.5x and 3.0x, respectively, pro forma after giving effect to the Offering.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and which are subject to certain risks, trends and uncertainties. In particular, statements made in this Report that are not historical facts (including, but not limited to, expectations regarding the Offering and the use of proceeds therefrom) are forward-looking statements. Words such as “will,” “expects,” “intends,” “seeks,” and similar expressions identify forward-looking statements. No assurance can be given that the Offering will be consummated. Consummation of the Offering is subject to numerous conditions and factors, many of which are beyond the Company’s control, including conditions prevailing in the capital markets, economic, political and market factors affecting the demand for the Company’s securities, and other factors including those described in “Risk Factors” described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent filings with the Securities and Exchange Commission. Many of these risk factors are outside of the Company’s control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this Report are made as of the date on which they are made and the Company does not undertake to update the Company’s forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2009	KAR Holdings, Inc.

/s/ Eric M. Loughmiller

Eric M. Loughmiller
Executive Vice President and Chief Financial Officer